UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2005

WESTIN HOTELS LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-15097	91-1328985
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1111 Westchester Avenue, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 323-5888

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

     On May 19, 2005, Mr. Ralph Silver and Dr. Warren Heller (the “Claimants”), filed a demand for class arbitration with the American Arbitration Association of Seattle, Washington (the “AAA”) (the method and location for resolving disputes provided for in the Partnership Agreement) directed against each of the counterclaim and third-party respondents in the pending arbitration originally filed by the General Partner and the Partnership on October 14, 2004 (the “Kalmia Arbitration”), namely the General Partner, the Partnership, Starwood Hotels & Resorts Worldwide, Inc. (“Starwood”), 909 North Michigan Avenue Corporation (“909 Corp.”), the Westin Chicago Limited Partnership, the Westin St. Francis Limited Partnership and the St. Francis Hotel Corporation (“St. Francis”). The proposed class includes all Limited Partners of the Partnership. The Claimants allege that the General Partner, Starwood, 909 Corp. and St. Francis have, among other things, breached their fiduciary duties and contractual duties. In addition, the Claimants have stated that they will request that the AAA consolidate the class arbitration with the Kalmia Arbitration.

     The General Partner and the Partnership deny the Claimants’ allegations and intend to vigorously defend themselves in the class arbitration. Pursuant to the Partnership Agreement and upon the advice of counsel, the expenses incurred in connection with the class arbitration will be paid out of the assets of the Partnership.

     A copy of the demand for class arbitration is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

          (c) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Letter to the American Arbitration Association from Mr. Ralph Silver and Dr. Warren Heller regarding their demand for class arbitration dated May 19, 2005.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTIN HOTELS LIMITED PARTNERSHIP
By:	WESTIN REALTY CORP.
General Partner

By:	/s/ Alan M. Schnaid
Alan M. Schnaid
Vice President

Date: May 24, 2005

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Letter to the American Arbitration Association from Mr. Ralph Silver and Dr. Warren Heller regarding their demand for class arbitration dated May 19, 2005.